                                                                EXHIBIT 10.8

                                      LEASE

      LANDLORD:         Hood Business Park LLC, a Massachusetts Limited
                        Liability Company

      TENANT:           HarvardNet Inc., a Delaware Corporation

      PREMISES:         Hood Business Park, Charlestown, Massachusetts

      DATED:            October 30, 1998

                                TABLE OF CONTENTS
                                -----------------

ARTICLE     CAPTION                                                         PAGE

  I         REFERENCE DATA                                                    1
            (A)   Subjects Referred To                                        1
            (B)   Exhibits                                                    2
  II        PREMISES                                                          2
 III        TERM AND CONSTRUCTION                                             3
            (A)   Term                                                        3
            (B)   Landlord's Required Work                                    3
            (C)   Intentionally Omitted                                       4
            (D)   General Construction Provisions                             4
  IV        LANDLORD'S COVENANTS                                              4
            (A)   Landlord's Covenants During The Term                        4
            (B)   Interruptions                                               5
   V        RENT                                                              5
            (A)   Fixed Rent                                                  5
            (B)   Additional Rent - Operating and Tax Expenses                6
            (C)   Additional Rent - Electricity, Gas, Water & Sewer           9
  VI        TENANT'S COVENANTS                                                9
 VII        DEFAULT                                                          13
            (A)   Events of Default                                          13
            (B)   Obligations Thereafter                                     14
VIII        CASUALTY AND TAKING                                              15
            (A)   Casualty And Taking                                        15
            (B)   Reservation Of Award                                       15
  IX        MORTGAGEE                                                        16
            (A)   Subordination To Mortgages                                 16
            (B)   Limitation On Mortgagee's Liability                        17
            (C)   No Release Or Termination                                  17
   X        GENERAL PROVISIONS                                               18
            (A)   Captions                                                   18
            (B)   Short Form Lease                                           18
            (C)   Relocation                                                 18
            (D)   Notices                                                    18
            (E)   Successors And Assigns                                     18

            (F)   No Surrender                                               19
            (G)   Waivers And Remedies                                       19
            (H)   Self-Help                                                  20
            (I)   Estoppel Certificate                                       20
            (J)   Waiver Of Subrogation                                      20
            (K)   Brokers                                                    21
            (L)   Landlord's Defaults                                        21
            (M)   Effectiveness Of Lease                                     21
            (N)   Hazardous Materials                                        21
            (O)   Delays                                                     21
  XI        SECURITY DEPOSIT                                                 21
 XII        MODIFICATION                                                     23
XIII        OPTION                                                           23
            (A)   Option Term                                                23
            (B)   Option Rent                                                24


            Exhibit A    Plan Showing Location Of The Building
            Exhibit B    Landlord's Required Work
            Exhibit B-1  Plan Showing Layout of Space
            Exhibit C    Intentionally Omitted
            Exhibit D    Landlord's Services
            Exhibit E    Rules And Regulations
            Exhibit F    Legal Description Of Lot

      Lease dated as of the ____ day of October, 1998, by and between Hood Business Park LLC, a Massachusetts Limited Liability Company, as landlord ("Landlord"), and HarvardNet Inc., a Delaware corporation, as tenant ("Tenant").

                                    ARTICLE I
                                 REFERENCE DATA

1.    (A)   SUBJECTS REFERRED TO:

      Each reference in this lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1(A):

      LANDLORD'S ADDRESS:    90 Everett Avenue
                             Chelsea, MA 02150-2301

      LANDLORD'S MANAGING AGENT:    Nordblom Company
                                    31 Third Avenue
                                    Burlington, MA 01803-4470

      TENANT'S ADDRESS:    500 Rutherford Avenue
                           Charlestown, Massachusetts

      BUILDING:    That certain building designated as "500 Rutherford
                   Avenue" upon Exhibit A.

      RENTABLE FLOOR AREA OF TENANT'S SPACE:

            WAREHOUSE:  APPROXIMATELY 17,519  SQUARE FEET
            OFFICE:  APPROXIMATELY 6,280 SQUARE FEET

      TOTAL RENTABLE FLOOR AREA OF THE BUILDING:

            WAREHOUSE: APPROXIMATELY 109,148 SQUARE FEET
            OFFICE:  APPROXIMATELY 191,716 SQUARE FEET

      ANTICIPATED DELIVERY DATE:

                  OCTOBER 31, 1998, FOR THE WAREHOUSE SPACE; AND

                  JANUARY 1, 1999 FOR THE OFFICE SPACE

      ORIGINAL TERM:    FIVE (5) YEARS FROM THE
                        COMMENCEMENT DATE

      OPTION TERM:    ONE (1) OPTION FOR FIVE (5) YEARS

      FIXED RENT FOR THE OFFICE SPACE:

      COMMENCING UPON THE DELIVERY OF THE OFFICE SPACE TO TENANT AND THEREAFTER DURING EACH YEAR OF THE ORIGINAL TERM:
                      $147,580.00 /YEAR; $12,298.33/MONTH

      FIXED RENT FOR THE WAREHOUSE SPACE:

      DURING EACH YEAR OF THE ORIGINAL TERM: $205,848.25/YEAR; $17,154.02/MONTH

      FIXED RENT DURING EACH YEAR OF THE OPTION TERM:

      THAT FIXED RENT DETERMINED AS SET FORTH IN SECTION (B) OF ARTICLE 13 OF THIS LEASE

      ADDITIONAL RENT FOR TAXES AND OPERATING COSTS:

      TENANT'S PROPORTIONATE SHARE OF REAL ESTATE TAXES AND OPERATING COSTS IN EXCESS OF AN AMOUNT EQUAL TO THE PRODUCT OF $4.85 PER SQUARE FOOT AND THE RENTABLE SQUARE FOOT FLOOR AREA OF TENANT'S OFFICE SPACE; AND IN EXCESS OF AN AMOUNT EQUAL TO THE PRODUCT OF $2.75 PER SQUARE FOOT AND THE RENTABLE SQUARE FOOT FLOOR AREA OF TENANT'S WAREHOUSE SPACE.

      SECURITY DEPOSIT:  $88,357.05       GUARANTOR:  NONE

      PERMITTED USE:    GENERAL OFFICE AND WAREHOUSE
                        PURPOSES

      PUBLIC LIABILITY INSURANCE LIMITS:

                  BODILY INJURY:          $2,000,000.00
                  PROPERTY DAMAGE:        $  500,000.00

      (B)   EXHIBITS

      The exhibits listed below in this Section are incorporated in this lease by reference and are to be construed as part of this lease:

      EXHIBIT A         Plan Showing Location of the Building
      EXHIBIT B         Landlord's Required Work

      EXHIBIT B-1       Plan Showing Layout of Space
      EXHIBIT C         Intentionally Omitted
      EXHIBIT D         Landlord's Services
      EXHIBIT E         Rules and Regulations
      EXHIBIT F         Legal Description of Lot

                                  ARTICLE II
                                   PREMISES

2.    PREMISES

      Subject to and with the benefit of the provisions of this lease, Landlord hereby leases to Tenant, and Tenant leases from Landlord, Tenant's space in the Building, excluding exterior faces of exterior walls, all common facilities of the Building and all building service fixtures and equipment serving (exclusively or in common) other parts of the Building. Tenant's space includes approximately 17,519 square feet of warehouse space and approximately 6,280 square feet of office space. The Building is outlined in red upon the plan attached as Exhibit A. Tenant's space, with such exclusions, is hereinafter referred to as "the demised premises". Tenant shall have, as appurtenant to the demised premises, the right to use in common with others entitled thereto, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice: (i) the common facilities from time to time included in the Building or on the parcel of land on which the Building is located (said parcel being more particularly described in Exhibit F and being hereafter referred to as "the Lot"), to the extent from time to time designated by Landlord; and (ii) the building service fixtures and equipment serving the demised premises. The Lot is represented by the area outlined by a bold line upon said Exhibit A. It is understood and agreed that said plan is intended only to show the approximate size of the Lot as presently constituted and the approximate size and location of the Building and for no other purpose. Landlord reserves the right from time to time (a) to install, repair, replace, use, maintain and relocate for service to the demised premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building; (b) to alter, relocate or eliminate any other common facility; (c) to designate specific parking areas upon the Lot to be for the exclusive use of one or more users thereof; (d) to designate specific traffic routes for trucks and other delivery vehicles; (e) to alter the size of the Building, including, without limitation, converting warehouse space to office space or office space to warehouse space; and (f) to increase and/or decrease the size of the Lot by the acquisition of adjacent land and/or the disposition of any portions thereof. No such increase or decrease shall be deemed to have occurred until Landlord shall give Tenant notice thereof. Landlord warrants that there shall always be parking for at least two and one half (2 1/2) cars per 1000 square feet of office space and one and one half (1 1/2) cars per 1000 square feet of warehouse space. Landlord agrees that in exercising its rights hereunder it shall not unreasonably interfere with the conduct of Tenant's business in the demised premises and there shall always be visitor parking reasonably proximate to the front doors of the Building.

                                  ARTICLE III
                             TERM AND CONSTRUCTION

3.    (A)   TERM

      To have and to hold for a period ("the Term" or "the Original Term") commencing when the warehouse space comprising part of the demised premises is deemed ready for occupancy as provided hereinbelow (being hereafter referred to as "the Commencement Date") and, unless sooner terminated as provided herein, ending at the end of the Term; provided that if the Term (calculated as aforesaid) would expire prior to the last day of a calendar month, the Term shall be extended so as to expire on the last day of such calendar month.

      (B)   LANDLORD'S REQUIRED WORK

      Landlord agrees to use reasonable efforts to complete Landlord's Required Work (described in Exhibit B) on or before the Approximate Delivery Date, which shall, however, be extended for a period equal to that of any delays due to governmental regulations, scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control. The warehouse space comprising part of the demised premises shall be deemed ready for occupancy on the earlier of:

      (a) the date on which Tenant occupies all or any part of the warehouse space comprising part of the demised premises for the conduct of its business; or

      (b) the substantial completion of Landlord's Required Work as so certified by Landlord's general contractor, and the issuance of a certificate of occupancy for the warehouse space comprising part of the demised premises.

The office space containing part of the demised premises shall be deemed ready for occupancy on the earlier of:

      (i) the date on which Tenant occupies all or any part of the office space comprising part of the demised premises for the conduct of its business; or

      (ii) the substantial completion of Landlord's Required Work as so certified by Landlord's general contractor, and the issuance of a certificate of occupancy for the office space comprising part of the demised premises.

Landlord shall permit Tenant access (at Tenant's sole risk) for installing equipment and furnishings in the demised premises prior to the Term if it can be done without material interference with, or delay of, Landlord's work in the demised premises and/or in other portions of the Building. Tenant shall have the right to install one (1) satellite dish not more than 18" in diameter in a location approved therefor by Landlord and not more than two (2) antenna of a height and size approved by Landlord in a location approved by Landlord. Tenant shall have the right to use the Building risers to connect said devices to the demised premises. Tenant shall have the right to install an emergency generator of reasonable size and a fuel tank of reasonable size to run same. The fuel tank and generator shall be located in a loading bay inside or outside in a location approved by Landlord. Tenant shall have the right to run a conduit approved by Landlord from the generator to the demised premises and from the office space thereof to the warehouse space thereof. Finally, Tenant shall have the right to engage any telecommunications company approved by Landlord and certified by the Massachusetts Department of Telecommunications and Energy, to have access to the Building and the demised premises to install conduit and cabling approved by Landlord and necessary for the conduct of Tenant's business. Landlord agrees that its consent to the foregoing shall not be unreasonably withheld, delayed or conditioned.

      (C)   INTENTIONALLY OMITTED

      (D)   GENERAL CONSTRUCTION PROVISIONS

      All construction work required or permitted by this lease, whether by

Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authorities and insurance rating or inspection bureaus having jurisdiction over the Building. Either party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Landlord's Required Work shall be deemed to have been performed upon the Commencement Date except for items which are incomplete or do not conform with the requirements of Exhibit B and as to which Tenant shall, in either case, have given written notice to Landlord prior to the Commencement Date, except for latent defects or seasonal defects of which notice is given to Landlord within twelve (12) months of the Commencement Date.

                                   ARTICLE IV
                              LANDLORD'S COVENANTS

4.    (A)   LANDLORD'S COVENANTS DURING THE TERM:

      Landlord covenants during the Term:

      (1) To furnish, through Landlord's employees or independent contractors, the services listed in Exhibit D; and

      (2) Except as otherwise provided in this lease, to make such structural repairs to the roof, exterior walls, and common facilities of the Building and the Lot as may be necessary to keep them in serviceable condition.

      (B)   INTERRUPTIONS

      Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from (a) power losses or shortages, or (b) the necessity of Landlord's entering the demised premises for any of the purposes in this lease authorized, including without limitation, for repairing or altering the demised premises or any portion of the Building or for bringing materials into and/or through the demised premises in connection with the making of repairs or alterations. Landlord agrees to use reasonable efforts to restore any such service.

      In case Landlord is prevented or delayed from making any repairs, alterations or improvements or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VIII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the demised premises. Landlord reserves the right to stop any service or utility system when necessary in Landlord's opinion by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and, in any event, Landlord will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. Landlord agrees that if there is a stoppage of such service or utility system for more than ten (10) business days, and if Tenant cannot reasonably conduct its business in the demised premises as a result thereof, Fixed Rent shall thereafter abate until such service or utility system is restored or Tenant is again able reasonably to conduct its business in the demised premises.

                                    ARTICLE V
                                      RENT

5.    (A)   FIXED RENT

      Tenant agrees to pay, without any offset or reduction whatever (except as made in accordance with the express provisions of this lease), fixed monthly rent equal to 1/12th of the Fixed Rent, such rent to be paid in equal installments in advance on the first day of each calendar month included in the Term provided, however, that no fixed monthly rent shall be payable for the office space until the date same are delivered to Tenant as set forth in Article 3 above; and for any portion of a calendar month at the beginning or end of the Term, a portion of such fixed monthly rent, prorated on a per diem basis. All payments of Fixed and additional rent shall be made in lawful money of the United States and shall be made to Hood Business Park LLC and sent to Landlord's Managing Agent at Managing Agent's Address set forth in Section (A) of Article I above, or to such other person and/or at such other address as Landlord may from time to time designate.

      If any payment of rent or any other payment payable hereunder by Tenant to Landlord shall not be paid within the grace period set forth in Article VII hereof, the same shall bear interest from the date when the same was payable until the date paid at the lesser of (a) twelve percent (12%) per annum, or (b) the highest lawful rate of interest which Landlord may charge to Tenant without violating any applicable law. Such interest shall constitute additional rent payable hereunder.

      (B)   ADDITIONAL RENT - OPERATING AND TAX EXPENSES

      (1) For the purposes of this Section, "Tax Year" shall mean the twelve-month period in use in the City of Boston for the purpose of imposing ad valorem taxes upon real property. In the event that said City changes the period of its tax year, "Tax Year" shall mean a twelve-month period commencing on the first day of such new tax year, and each twelve-month period commencing on an anniversary of such date during the Term of this lease; "the Property" shall mean the Lot and all improvements thereon from time to time, including the Building; "the Office Escalation Factor" shall mean a fraction the numerator of which is the Rentable Floor Area of Tenant's Office Space and the denominator of which is the Total Rentable Floor Area of the office space in the Building. The "Warehouse Escalation Factor" shall mean a fraction the numerator of which is the Rentable Floor Area of Tenant's warehouse space and the denominator of which is the Total Rentable Floor Area of warehouse space of the Building; "the Building's Share of

Real Estate Taxes" shall mean the sum of (i) the real estate taxes upon the Building (determined in accordance with the real estate tax bill, the assessor's records or a certification from the assessor), plus (ii) the product of the real estate taxes upon the Lot and a fraction the numerator of which is the number of square feet of Rentable Floor Area contained within the Building and the denominator of which is the number of square feet of rentable floor area contained within all buildings located upon the Lot provided, however, that for purposes of this sub-subsection (ii), if any portion of the Lot shall be separately assessed, the real estate taxes towards which Tenant shall be obligated to contribute shall include only those taxes on those portions of the Lot jointly assessed with the portion of the Lot on which the Building is located; and the denominator of the Office Escalation Factor shall be the Total Rentable Floor Area of the office space contained within all buildings located upon those portions of the Lot jointly assessed with the portion of the Lot on which the Building is located. Any betterment assessment, so-called "rent tax" or any other tax levied or imposed by any governmental authority in addition to, in lieu of or as a substitute for real estate taxes shall nevertheless be deemed to be real estate taxes for the purpose of this Section (B). Furthermore, to the extent that any equipment installed as part of the Property (e.g. heating or air conditioning equipment) shall be classified as personal property for purposes of taxation, any personal property taxes thereon shall be deemed to be real estate taxes for purposes of this Section (B). Real estate taxes shall not include any franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income tax of Landlord.

      "Operating Year" shall mean each successive fiscal year (as adopted by Landlord) in which any part of the Term of this lease shall fall.

      "Operating and Tax Expenses" shall mean the Buildings's Share of Real Estate Taxes plus all costs or expenses reasonably incurred for the operation, cleaning, maintenance, repair and upkeep of the Property, including, without limitation, all costs of maintaining and repairing the Property (including snow removal, landscaping and grounds maintenance, parking lot operation and maintenance, security, operation and repair of heating and air-conditioning equipment, elevators, lighting and any other Building equipment or systems) and of all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement from contractors, other tenants of the Building or from others) necessary to keep the Property in good working order, repair, appearance and condition; all costs, including material and equipment costs, for cleaning and janitorial services to the Building (including window cleaning of the Building); all costs of any reasonable insurance carried by Landlord relating to the Property; all costs related to provision of heat (including oil, electric, steam and/or gas), air-conditioning, and water (including sewer charges) and other utilities to the Building, if not separately metered; payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and workmen's compensation insurance premiums related thereto with respect to any employees of Landlord or its affiliates, at customary rates and at or below the grade of building manager, engaged in security and maintenance of the Property; attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or the preparation or enforcement of leases or in any financing or refinancing) and auditing and other professional fees and expenses; and a management fee at market rates customarily paid with respect to buildings similar to the Building.

There shall not be included in such Operating and Tax Expenses brokerage fees (including rental fees) related to the operation of the Building; interest and depreciation charges incurred on the Property; or expenditures made by Tenant with respect to (i) cleaning, maintenance and upkeep of the demised premises; and (ii) the provision of electricity to the demised premises.

If, during the Term of this lease, Landlord shall replace any capital items or make any capital expenditures which are required by law or are intended to reduce operating expenses (collectively called "capital expenditures") the total amount of which is not properly included in Operating and Tax Expenses for the calendar year in which they were made, there shall nevertheless be included in Operating and Tax Expenses for each calendar year in which and after such capital expenditure is made the annual charge-off of such capital expenditure, with an appropriate allocation being made between warehouse space and office space as same may be affected by such capital expenditure. (Annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof [the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item]; and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate reasonably determined by Landlord as being the interest rate then being charged for long term mortgages by institutional lenders on like properties within the locality in which the Building is located.) Provided, further, that if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating and Tax Expenses and that such annual projected savings will exceed the annual charge-off of such capital expenditure computed as aforesaid, then and in such events, the annual charge-off shall be shall be determined by dividing the amount of such capital expenditure by the number of years over which the projected amount of such savings shall fully amortize the cost of such capital item or the amount of such capital expenditure; and by adding the interest factor, as aforesaid.

If during any portion of any year for which Operating and Tax Expenses are being computed, the Building was not fully occupied by tenants or if not all of such tenants were paying fixed rent or if Landlord was not supplying all tenants with the services being supplied hereunder, actual Operating and Tax Expenses incurred shall be reasonably extrapolated by Landlord to the estimated Operating and Tax Expenses that would have been incurred if the Building were fully occupied by tenants and all such tenants were then paying fixed rent or if such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes of this Section (B) be deemed to be the Operating and Tax Expenses for such year.

      Base Operating and Tax Expenses for Office Space: that amount equal to the product of $4.85 per square foot and the rentable square foot floor area of all office space in the Building.

      Base Operating and Tax Expenses for Warehouse Space: that amount equal to the product of $2.75 per square foot and the rentable square foot floor area of all warehouse space in the Building.

      (2) After the expiration of each Operating Year, Landlord shall furnish Tenant with a statement setting forth in reasonable detail the Operating and Tax Expenses for all the Warehouse Space and for all the Office Space of the Property for such Operating Year. Such statement shall be accompanied by a computation of the amount, if any, of the additional rent payable to Landlord pursuant to this Section.

      (3) In the event the respective Operating and Tax Expenses during any Operating Year shall be greater than the respective Base Operating and Tax Expenses, Tenant shall pay to Landlord as additional rent an amount equal to the excess of the Operating and Tax Expenses for the Warehouse Space and/or the Office Space, as the case may be, for such Operating Year over and above the Base Operating and Tax Expenses for the Warehouse Space and/or the Office Space, as the case may be, multiplied by the Warehouse Escalation Factor and/or the Office Escalation Factor, as the case may be.

      (4) Said additional rent shall, with respect to the Operating Years in which the Commencement Date and end of the Term of this lease fall, be adjusted to that proportion thereof as the portion of the Term of this lease falling within such Operating Year bears to the full Operating Year. If Landlord shall change its fiscal year, appropriate adjustments shall be made for any Operating Year of less than twelve months which may result.

      (5) Any additional rent payable by Tenant under this Section (B) shall be paid within ten (10) days after Landlord has furnished Tenant with the statement described above.

      (6) In the event of any taking of the Building or buildings under circumstances whereby this lease shall not terminate, the Escalation Factor shall be appropriately adjusted to reflect any change in the Rentable Floor Area of Tenant's Office Space and/or Warehouse Space and/or the Total Rentable Floor Area of office space and/or warehouse space in all buildings in the Property, and the Base Operating and Tax Expenses shall be reduced in proportion to the reduction in the Total Rentable Floor Area of office and/or warehouse space in the Property.

      (7) If with respect to any Operating Year, or fraction thereof, during the Term, Tenant is obligated to pay any additional rent as aforesaid, then at Landlord's election Tenant shall pay, as additional rent, on the first day of each month of the next ensuing Operating Year, estimated monthly operating escalation payments equal to 1/12th of the annualized amount of additional rent payable hereunder for said previous Operating Year. Estimated monthly operating escalation and tax payments for each ensuing Operating Year shall be made retroactively to the first day of the Operating Year in question, with an appropriate additional payment or refund to be made at the time set forth in Paragraph (5) of this Section.

      (C)   ADDITIONAL RENT - ELECTRICITY, GAS, WATER & SEWER

      (1) Tenant shall pay for all electric service as metered in Tenant's office space and in Tenant's warehouse space; and Tenant shall pay for the gas consumed by the unit heaters in Tenant's warehouse space. Landlord shall pay for the customary water and sewer usage in the office space.

      (2) Tenant's use of electricity in the demised premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the demised premises, so long as such conductors and equipment are of reasonable standards for such space and the proposed uses.

                                   ARTICLE VI
                               TENANT'S COVENANTS

6.    TENANT'S COVENANTS DURING THE TERM.

      Tenant covenants during the Term and such other time as Tenant occupies any part of the demised premises:

      (1) To pay when due (a) all Fixed Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the demised premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, and (c) all charges by any public utility for telephone and other utility services rendered to the demised premises;

      (2) Except as otherwise provided in Article VIII and Section 4(A)(2), to keep the demised premises in good order, repair and condition, reasonable wear only excepted; to replace all light bulbs as necessary; maintain and replace all interior glass; keep all utilities, pipes, conduits, drains and other installations used in connection with the demised premises, including , without limitation, the heating, ventilating and air conditioning systems which serve only the warehouse space comprising part of the demised premises in good order, condition and repair; and at the expiration or termination of this lease peaceably to yield up the demised premises and all changes and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and those claiming under Tenant and any items the removal of which is required by any agreement between Landlord and Tenant (or specified therein to be removed at Tenant's election and which Tenant elects to remove), and repairing all damage caused by such removal and restoring the demised premises and leaving them clean and neat. Notwithstanding anything to the contrary contained herein, Tenant shall forthwith remove from the demised premises (repairing any damage caused by such removal) any installations, alterations, additions or improvements made by Tenant or Landlord as part of Landlord's Required Work or as part of Tenant's work, and which Landlord requests Tenant to remove by notice given at the time of installation of the same, such removal to include returning the previously modified portions of the demised premises to their condition prior to the making of such installations, alterations, additions or improvements. Tenant's obligations hereunder shall survive the expiration or termination of the term of this lease. For purposes of this Section (2) the word "repairs" includes the making of replacements when necessary. Tenant shall keep the warehouse space comprising part of the demised premises clean and free of refuse and provide all necessary janitorial services to said warehouse space. Tenant shall provide snow and ice removal from the stairs, entrances and loading docks serving said warehouse space;

      (3) To use and occupy the demised premises only for the Permitted Use; and not to injure or deface the demised premises, Building, or Lot; and not to permit in the demised premises any auction sale, nuisance, or the emission from the demised premises of any objectionable noise or odor; nor any use thereof which is improper, offensive, contrary to law or ordinances, or liable to invalidate or increase the premiums for any insurance on the Building (or any portion thereof) or its contents, or liable to render necessary any alteration or addition to the Building;

      (4) To comply with the rules and regulations set forth in Exhibit E and all other reasonable rules and regulations hereafter made by Landlord (but only after copies thereof have been delivered to Tenant) for the care and use of the Building and Lot and their facilities and approaches, it being expressly understood, however, that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such rules and regulations. Landlord agrees that it shall not discriminate against Tenant in enforcing said rules and regulations;

      (5) To keep the demised premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority and/or any insurance inspection or rating bureau having jurisdiction pursuant to the specific use made by Tenant of the demised premises (including hand held fire extinguishers), and to procure all licenses and permits required because of any use made by Tenant and, if requested by Landlord, to do any work required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Permitted Use;

      (6) Not without the prior written consent of Landlord to assign, hypothecate, pledge or otherwise encumber this lease, to make any sublease or to permit occupancy of the demised premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law, and as additional rent, to reimburse Landlord promptly upon demand for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting. Landlord agrees that it shall not unreasonably withhold, delay or condition such consent. If Landlord shall consent to any assignment of this lease by

Tenant or a subletting of the whole of the demised premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if Landlord shall consent to a subletting of a portion of the demised premises by Tenant at a rent in excess of the subleased portion's prorata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent forthwith upon Tenant's receipt of each installment of any such excess rent, one half (1/2) the amount of any such excess rent after deducting reasonable expenses related thereto. Each request by Tenant for permission to assign this lease or to sublet the whole or any part of the demised premises shall be accompanied by a warranty by Tenant as to the amount of rent to be paid to Tenant by the proposed assignee or sublessee. For purposes of this

Section (6), the term "rent" shall mean all fixed rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of premises. Tenant agrees, however, that neither it nor anyone claiming under it shall enter into any sublease, license, concession or other agreement for use, occupancy or utilization of space in the demised premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and Tenant agrees that any such purported sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the demised premises. Tenant further agrees that any sublease, license, concession or agreement for use, occupancy or utilization of space in the demised premises entered into by it or by anyone claiming under it shall contain the provisions set forth in the immediately preceding sentence. If there shall be any assignment or subletting by Tenant pursuant to the provisions of this paragraph, Tenant shall remain primarily liable for the performance and observance of the covenants and agreements herein contained on the part of Tenant to be performed and observed, such liability to be (in the case of any assignment) joint and several with that of such assignee. It is expressly understood and agreed that no assignment of Tenant's interest in this lease shall be effective until such time as Tenant shall deliver to Landlord an agreement from the assignee, which agreement shall be reasonably satisfactory to Landlord in form and substance and shall provide that the assignee agrees with Landlord to be primarily liable for the performance and observance of the covenants and agreements herein contained on the part of Tenant to be performed and observed, such liability to be joint and several with that of Tenant. Landlord hereby agrees, however, that Tenant may assign its interest in this lease or sublet the whole of the demised premises to (a) a corporation which owns all of the outstanding stock of Tenant ("Tenant's Parent"); (b) a corporation wholly owned by Tenant or by Tenant's Parent ("a Subsidiary"); (c) a corporation resulting from the consolidation or merger of Tenant with any other corporation; or (d) a business organization which shall acquire all or substantially all of the stock or assets of Tenant provided, however, that in the case of (c) and (d) above, the net worth of the surviving entity or assignee shall be at least equal to that of the net worth of Tenant both immediately prior to the assignment and immediately thereafter. Notwithstanding the foregoing provisions, if the assignment or subletting is to a Subsidiary, said assignment or subletting shall be valid only for such period of time as said Subsidiary is wholly owned by Tenant or Tenant's Parent unless otherwise permitted above. In the event that Tenant or Tenant's Parent shall ever sell or otherwise transfer any interest in said Subsidiary to another person or entity, unless Landlord shall have specifically assented thereto, the same shall be deemed to be a material breach of this lease;

      (7) To defend Landlord, with counsel reasonably acceptable to Landlord, save Landlord harmless from, and indemnify Landlord against any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel's fees): (i) arising from the omission, fault, willful act, negligence or other misconduct of Tenant or anyone claiming under Tenant, or from any use made or thing done or occurring upon or about the demised premises but not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this lease. Landlord agrees to save Tenant harmless from and indemnify Tenant against, to the extent permitted by law, any and all injury, loss or damage, and any and all claims for injury, loss or damage, of whatever nature, caused by or resulting from, or claimed to have been caused by or to have resulted from, any act, omission, or negligence of Landlord or its agents or employees. It is a condition of the foregoing indemnification by each of Tenant and Landlord that the indemnitor shall be notified with reasonable promptness of any suits, proceedings, claims or demands with respect to which the indemnitee requests indemnification, and the indemnitor shall have the right to assume the entire control of the defense, compromise or settlement thereof, and the indemnitee shall cooperate fully with the indemnitor in such defense;

      (8) To maintain public liability insurance upon the demised premises in amounts which shall, at the beginning of the Term, be at least equal to $2,000,000.00 for bodily injury or death to one or more individuals and $500,000.00 for damage to property, and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the demised premises are located upon property similar in type and use to the demised premises. Such insurance shall name Landlord, Landlord's Managing Agent, and Landlord's Mortgagee as additional insureds. Tenant shall deliver to Landlord the policies of such insurance, or certificates thereof, at least fifteen (15) days prior to the Commencement Date, and each renewal policy or certificate thereof, at least fifteen (15) days prior to the expiration of the policy it renews. Each such policy shall be written by a responsible insurance company authorized to do business in the Commonwealth of Massachusetts and shall provide that the same shall not be modified or terminated without at least twenty (20) days' prior written notice to each named insured;

      (9) To keep all employees working in the demised premises covered by workmen's compensation insurance in amounts required by law, and to furnish Landlord with certificates thereof;

      (10) To permit Landlord and its agents entry, after reasonable notice during regular business hours and accompanied by Tenant if Tenant so requests (provided, however, that in an emergency, Landlord may enter at any time with or without Tenant, upon the giving of whatever notice is reasonable in the circumstances): to examine the demised premises at reasonable times and, if Landlord shall so elect, to make repairs, alterations and replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the demised premises to prospective tenants during the nine (9) months preceding the expiration of the Term and to prospective purchasers and mortgagees at all reasonable times;

      (11) Not to place a load upon any part of the floor of the demised premises exceeding that for which said floor was designed or in violation of what is allowed by law; and not to move any safe, vault or other heavy equipment in, about or out of the demised premises except in such manner and at such times as Landlord shall approve in writing in each instance. Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to confine such vibration or noise to the demised premises;

      (12) All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this lease or any occupancy of the demised premises by Tenant or anyone claiming under Tenant, may be on the demised premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, unless caused by the gross negligence or willful conduct of Landlord or its agents;

      (13) To pay promptly when due the entire cost of any work done on the demised premises by Tenant and those claiming under Tenant; not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the demised premises; and immediately to discharge any such liens which may so attach;

      (14) Not to make any alterations, improvements, changes or additions to the demised premises without Landlord's prior written consent. Landlord agrees that it shall not unreasonably withhold or delay its consent to interior, non structural alterations, improvements, changes or additions to the demised premises;

      (15) To pay to Landlord two (2) times the total of the Fixed Rent and additional rent then applicable for each month or portion thereof that Tenant shall retain possession of the demised premises or any part thereof after the termination of this lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof; however, the provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this lease or as a matter of law;

      (16) To insure the contents, equipment, and improvements of Tenant and those claiming under Tenant, under policies covering at least fire and the standard extended coverage risks, in amounts equal to the replacement cost thereof, the terms of which policies shall provide that such insurance shall not be canceled without at least twenty (20) days' prior written notice to Landlord. Copies of such insurance policy or policies, or certificates there of, shall be delivered to Landlord at least fifteen (15) days prior to the Commencement Date and each renewal policy or certificate thereof, at least fifteen (15) days prior to the expiration of the policy it renews; and

      (17) To pay Landlord's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant in this lease. Landlord agrees to pay Tenant's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Landlord in this lease.

                                   ARTICLE VII
                                     DEFAULT

7.    (A)   EVENTS OF DEFAULT

      (1) If Tenant shall default in the payment of Fixed Rent, additional rent or other payments required of Tenant, and if Tenant shall fail to cure said default within seven (7) days after receipt of notice of said default from Landlord, or (2) if Tenant shall default in the performance or observance of any other agreement or condition on its part to be performed or observed and if Tenant shall fail to cure said default within fifteen days after receipt of notice of said default from Landlord (but if longer than fifteen days shall be reasonably required to cure said default, then if Tenant shall fail to commence the curing of such default within fifteen days after receipt of said notice and diligently prosecute the curing thereof to completion), or (3) if any person shall levy upon, or take this leasehold interest or any part thereof upon execution, attachment or other process of law, or (4) if Tenant or Guarantor shall make an assignment of its property for the benefit of creditors, or (5) if Tenant or Guarantor shall be declared bankrupt or insolvent according to law, or
(6) if any bankruptcy or insolvency proceedings shall be commenced by or against Tenant or Guarantor and, if against, if not dismissed within ninety (90) days, or (7) if a receiver, trustee or assignee shall be appointed for the whole or any part of Tenant's or Guarantor's property, then in any of said cases, Landlord lawfully may immediately, or at any time thereafter, and without any further notice or demand, enter into and upon the demised premises or any part thereof in the name of the whole, and hold the demised premises as if this lease had not been made, and expel Tenant and those claiming under it and remove its or their property without being taken or deemed to be guilty of any manner of trespass (or Landlord may send written notice to Tenant of the termination of this lease), and upon entry as aforesaid (or in the event that Landlord shall send Tenant notice of termination as above provided, on the fifth day next following the date of the sending of the notice), the term of this lease shall terminate. Notwithstanding the provisions of clauses (1) and (2) of the immediately preceding sentence, if Landlord shall have rightfully given Tenant notice of default pursuant to either or both of said clauses twice during any twelve-month period, and if Tenant shall thereafter default in the payment of Fixed Rent, additional rent or other payments and/or the performance or observance of any other agreement or condition required of Tenant, then Landlord may exercise the right of termination provided for it in said immediately preceding sentence without first giving Tenant notice of such default and the opportunity to cure the same within the time provided in said clause (1) and/or clause (2), as the case may be. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event Landlord terminates this lease as provided in this Article.

      (B)   OBLIGATIONS THEREAFTER

      In case of any such termination, Tenant will indemnify Landlord each month against all loss of Fixed Rent and additional rent and against all obligations which Landlord may incur by reason of any such termination between the time of termination and the expiration of the Term; or at the election of Landlord, exercised at the time of termination or at any time thereafter, Tenant will indemnify Landlord each month until the exercise of the election against all loss of Fixed Rent and additional rent and against all obligations which Landlord may incur by reason of such termination during the period between the time of the termination and the exercise of the election, and upon the exercise of the election Tenant will pay to Landlord as damages the present value at prime rate of such amount as at the time of the exercise of the election represents the amount by which the rental value of the demised premises for the period from the exercise of the election until the expiration of the Term shall be less than the amount of rent and other payments provided herein to be paid by Tenant to Landlord during said period. It is understood and agreed that at the time of the termination or at any time thereafter Landlord may rent the demised premises, and for a term which may expire before or after the expiration of the Term, without releasing Tenant from any liability whatsoever, that Tenant shall be liable for any reasonable expenses incurred by Landlord in connection with obtaining possession of the demised premises, with removing from the demised premises property of Tenant and persons claiming under it (including warehouse charges), with putting the demised premises into good condition for reletting, and with any reletting, including, but without limitation, reasonable attorneys' fees and brokers fees, and that any monies collected from any reletting shall be applied first to the foregoing expenses and then to the payment of Fixed Rent, additional rent and all other payments due from Tenant to Landlord.

                                  ARTICLE VIII

                               CASUALTY AND TAKING

8.    (A)   CASUALTY AND TAKING

      In case during the Term all or any substantial part of the demised premises, the Building, or Lot or any one or more of them, are damaged by fire or any other casualty or by action of public or other authority or are taken by eminent domain, this lease shall terminate at Landlord's election, which may be made notwithstanding Landlord's entire interest may have been divested, by notice given to Tenant within thirty days after the occurrence of the event giving rise to the election to terminate. Said notice shall, in the case of damage as aforesaid, specify the effective date of termination which shall be not less than thirty nor more than sixty days after the date of notice of such termination. In the case of any such taking by eminent domain, the effective date of the termination shall be the day on which the taking authority shall take possession of the taken property. Fixed Rent and additional rent shall be apportioned and adjusted as of the effective date of any such termination. If in any such case the demised premises are rendered unfit for use and occupation and this lease is not so terminated, Landlord shall use due diligence to put the demised premises, or, in the case of a taking, what may remain thereof (excluding any items which Tenant may be required or permitted to remove from the demised premises at the expiration of the Term) into proper condition for use and occupation, but Landlord shall not be required to spend more than the net proceeds of insurance or award of damages it receives therefor, and a just proportion of the Fixed Rent and additional rent according to the nature and extent of the injury to the demised premises shall be abated until the demised premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the demised premises, a just proportion of the Fixed Rent shall be abated for the remainder of the Term. Appropriate consideration shall be given as to whether the part so taken is warehouse space or office space. Notwithstanding the foregoing, if there shall be damage or destruction to the demised premises by fire or other casualty which shall not be repaired or restored by Landlord within a period of twelve (12) months after the date of such damage or destruction, then Tenant, as Tenant's sole remedy, may terminate the Term of this lease by a notice to Landlord within sixty (60) days after the expiration of such twelve (12) month period; provided that said repair or restoration shall not have been completed prior to the receipt by Landlord of said notice.

      (B)   RESERVATION OF AWARD

      Landlord reserves to itself any and all rights to receive awards made for damage to the demised premises, Building or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of any exercise of the right of eminent domain or by reason of anything done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all of Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable equipment installed by Tenant or anybody claiming under Tenant at its own expense or (ii) relocation expenses, but in each case only if and to the extent that such damages are recoverable by Tenant from such authority in a separate action and without reducing Landlord's award of damages.

                                   ARTICLE IX
                                    MORTGAGEE

9.    (A)   SUBORDINATION TO MORTGAGES

      It is agreed that the rights and interest of Tenant under this lease shall be: (i) subject and subordinate to the lien of any present or future first mortgage and to any and all advances to be made thereunder, and to the interest thereon, upon the demised premises or any property of which the demised premises are a part, if the holder of such mortgage shall elect, by notice to Tenant, to subject and subordinate the rights and interest of Tenant under this lease to the lien of its mortgage; or (ii) prior to the lien of any present or future first mortgage, if the holder of such mortgage shall elect, by notice to Tenant, to give the rights and interest of Tenant under this lease priority to the lien of its mortgage. It is understood and agreed that the holder of such mortgage may also elect, by notice to Tenant, to make some provisions hereof subject and subordinate to the lien of its mortgage while granting other provisions hereof priority to the lien of its mortgage. In the event of any of such elections, and upon notification by the holder of such mortgage to that effect, the rights and interest of Tenant under this lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage, irrespective of the time of execution or time of recording of any such mortgage. Tenant agrees that it will, upon request of Landlord, execute, acknowledge and deliver any and all instruments deemed by Landlord necessary or desirable to evidence or to give notice of such subordination or priority. Tenant also agrees that if it shall fail at any time to execute, acknowledge and deliver any such instrument reasonably requested by Landlord, Landlord may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney-in-fact of Tenant and in Tenant's name; and Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place and stead so to do. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. Whether the lien of any mortgage upon the demised premises or any property of which the demised premises are a part shall be superior or subordinate to this lease and the lien hereof, Tenant agrees that it will, upon request, attorn to the holder of such mortgage or anyone claiming under such holder and their respective successors and assigns in the event of foreclosure of or similar action taken under such mortgage. Tenant further agrees that it shall not subordinate its interest in this lease to the lien of any junior mortgage, security agreement or lease affecting the demised premises, unless the holder of the first mortgage upon the demised premises or property which includes the demised premises shall consent thereto. Notwithstanding anything to the contrary contained in this Article 9, Tenant shall not be required to subordinate this lease and the lien hereof to the lien of any mortgage unless the holder of such mortgage shall enter into an agreement with Tenant, recordable in form, to the effect that in the event of foreclosure of, or similar action taken under, such mortgage, Tenant's possession of the demised premises shall not be terminated or disturbed by such mortgage holder or anyone claiming under such mortgage holder so long as Tenant shall not be in default under this lease. Landlord agrees to use best efforts to obtain such an agreement from the present mortgagee of the Property. Best efforts shall not require Landlord to pay any money.

      (B)   LIMITATION ON MORTGAGEE'S LIABILITY

      Upon entry and taking possession of the mortgaged premises for any purpose, the holder of a mortgage shall have all rights of Landlord, and during the period of such possession Landlord, not such mortgage holder, shall have the duty to perform all of Landlord's obligations hereunder. No such holder shall be liable, either as a mortgagee or as holder of a collateral assignment of this lease, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall succeed to Landlord's interest herein through foreclosure of its mortgage or the taking of a deed in lieu of foreclosure, and thereafter such mortgage holder shall not be liable for the performance of any of Landlord's obligations hereunder, except for the performance of those obligations which arise during the period of time that such mortgage holder holds Landlord's right, title and interest in this lease, such liability to be limited to the same extent as Landlord's liability is limited pursuant to
Section 10(E) hereof.

      (C)   NO RELEASE OR TERMINATION

      No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this lease, or by law, to be relieved of any of Tenant's obligations hereunder or to terminate this lease, shall result in a release or termination of such obligations or a termination of this lease unless
(i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would be the basis of Tenant's rights and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section (C) shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition. Finally, Tenant agrees that so long as any present or future mortgage shall remain in effect Tenant shall not alter, modify, amend, change, surrender or cancel this lease nor pay the rent due hereunder in advance for more than thirty (30) days, except as may be required herein, without the prior written consent of the holder thereof, and Tenant will not seek to be made an adverse or defendant party in any action or proceeding brought to enforce or foreclose such mortgage.

                                    ARTICLE X
                               GENERAL PROVISIONS

10.   (A)   CAPTIONS

      The captions of the Articles are for convenience and are not to be considered in construing this lease.

      (B)   SHORT FORM LEASE

      Upon request of either party both parties shall execute and deliver a short form of this lease in form appropriate for recording, and if this lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination. No such short form lease shall contain any indication of the amount of the rentals payable hereunder by Tenant.

      (C)   RELOCATION

      Intentionally Omitted.

      (D)   NOTICES

      All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prepaid, by mailing the same by Express Mail or by having the same delivered by a commercial delivery service such as Federal Express, UPS, Purolator Courier and the like. If given to Tenant the same shall be directed to Tenant at Tenant's Address, with a copy to Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: Jeffrey
A. Hermanson, Esquire, or to such other person or at such other address as Tenant may hereafter designate by notice to Landlord; and if given to Landlord the same shall be directed to Landlord at Landlord's Address, or to such other person or at such other address as Landlord may hereafter designate by notice to Tenant. In the event the notice directed as above provided shall not be received upon attempted delivery thereof to the proper address and shall be returned by the Postal Service or delivery service to the sender because of a refusal of receipt, the absence of a person to receive, or otherwise, the time of the giving of such notice shall be the first business day on which delivery was so attempted.

      After receiving notice from Landlord or from any person, firm or other entity that such person, firm or other entity holds a mortgage which includes the demised premises as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given by certified or registered mail to such holder, and the curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord, it being understood and agreed that such holder shall be afforded a reasonable period of time after the receipt of such notice in which to effect such cure.

      (E)   SUCCESSORS AND ASSIGNS

      The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, except that the Landlord named herein and each successive owner of Landlord's interest in this lease shall be liable only for the obligations of Landlord accruing during the period of its ownership. Whenever Landlord's interest in this lease is owned by a trustee or trustees, the obligations of Landlord shall be binding upon Landlord's trust estate, but not upon any trustee, beneficiary or shareholder of the trust individually. Without limiting the generality of the foregoing, and whether or not Landlord's interest in this lease is owned by a trustee or trustees, Tenant specifically agrees to look solely to Landlord's interest in the Building and Lot for recovery of any judgment from Landlord, it being specifically agreed that neither Landlord, any trustee, beneficiary or shareholder of any trust estate for which Landlord acts nor any person or entity claiming by, through or under Landlord shall ever otherwise be personally liable for any such judgment.

      (F)   NO SURRENDER

      The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this lease or a surrender of the demised premises.

      (G)   WAIVERS AND REMEDIES

      The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease, or, with respect to such failure of Landlord, any of the rules and regulations referred to in Section 6(4), whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said rules and regulations against any other tenant in the Building be deemed a waiver of any such rules or regulations as far as Tenant is concerned. The receipt by Landlord of Fixed Rent or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach by Landlord unless such waiver be in writing signed by Landlord. No consent or waiver express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty. No acceptance by Landlord of a lesser sum than the Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy available to it. The specific remedies to which Landlord may resort under the terms of this lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this lease. In addition to the other remedies provided in this lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this lease or to a decree compelling specific performance of any such covenants, conditions or provisions. In addition to other remedies provided in this lease, Tenant shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this lease undertaken by Landlord or to a decree compelling specific performance by Landlord of any such covenants, conditions, or provisions made by Landlord. If any term of this lease, or the application thereof to any person or circumstances shall be held, to any extent, to be invalid or unenforceable, the remainder of this lease, or the application of such term to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each term of this lease shall be valid and enforceable to the fullest extent permitted by law. If any interest to be paid by Tenant hereunder shall exceed the highest lawful rate which Landlord may recover from Tenant, such interest shall be reduced to such highest lawful rate of interest.

      (H)   SELF-HELP

      If Tenant shall at any time default in the performance of any obligation under this lease after the expiration of any applicable grace period, Landlord shall have the right, but shall not be obligated, to enter upon the demised premises and to perform such obligation, notwithstanding the fact that no specific provision for such performance by Landlord is made in this lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest, from the time paid by Landlord until the time Tenant repays the same to Landlord, at the rate of interest per annum as set forth in Section (A) of
Article V above), shall be deemed to be additional rent and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing right without waiving any other of its rights or releasing Tenant from any of its obligations under this lease.

      (I)   ESTOPPEL CERTIFICATE

      Landlord and Tenant agree from time to time after the Commencement Date, upon not less than ten (10) days' prior written request by either party, to execute, acknowledge and deliver to the other a statement in writing certifying that this lease is unmodified and in full force and effect; that Landlord and Tenant have completed their required work; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and additional rent and to perform its other covenants under this lease; that Landlord has no defenses, offsets or counterclaims against its obligation to perform its covenants under this lease; that there are no uncured defaults of Landlord or Tenant under this lease (or, if there have been any modifications, that this lease is in full force and effect as modified and stating the modifications, and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Fixed Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section (I) may be relied upon by any prospective purchaser or mortgagee of premises which include the demised premises or any prospective assignee of any such mortgagee.

      (J)   WAIVER OF SUBROGATION

      (1) Tenant hereby releases Landlord to the extent of Tenant's insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Landlord or its agents, provided, however this release shall be in force and effect only with respect to loss or damage occurring during such time as Tenant's policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Tenant to recover thereunder. Tenant agrees that its fire and other casualty insurance policies will include such a clause so long as the same is includable without extra cost, or if extra cost is chargeable therefor, so long as Landlord pays such extra cost. If extra cost is chargeable therefor, Tenant will advise Landlord thereof and of the amount thereof. Landlord at its election, may pay the same, but shall not be obligated to do so.

      (2) Landlord hereby releases Tenant, to the extent of the Landlord's insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Tenant or its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as Landlord's policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Landlord to recover thereunder. Landlord agrees that its fire and other casualty insurance policies will include such a clause so long as the same is includable without extra cost, or if extra cost is chargeable therefor, so long as Tenant pays such extra cost. If extra cost is chargeable therefor, Landlord will advise Tenant thereof and of the amount thereof. Tenant at its election may pay the same, but shall not be obligated to do so.

      (K)   BROKERS

      Tenant and Landlord hereby represent and warrant to the other that they have dealt with no broker in connection with this lease other than CB Whittier Partners and Spaulding & Slye ("the Listed Broker/s"), and there are no other brokerage commissions or other finders' fees payable in connection herewith. Tenant hereby agrees to hold Landlord harmless from, and indemnified against, all loss or damage (including without limitation, the cost of defending the same) arising from any claim by any broker other than"the Listed Broker/s, claiming to have dealt with Tenant. Landlord hereby agrees to hold Tenant harmless from, and indemnified against, all loss or damage (including without limitation, the cost of defending the same) arising from any claim by any broker claiming to have dealt with Landlord. Landlord agrees to pay the brokerage commission due the Listed Broker/s by separate agreement.

      (L)   LANDLORD'S DEFAULTS

      Landlord shall not be deemed to have committed a breach of any obligation to make repairs or alterations or perform any other act unless: (1) it shall have made such repairs or alterations or performed such other act negligently; or (2) it shall have received notice from Tenant designating the particular repairs or alterations needed or the other act of which there has been failure of performance and shall have failed to make such repairs or alterations or performed such other act within a reasonable time after the receipt of such notice; and in the latter event Landlord's liability shall be limited to the cost of making such repairs or alterations or performing such other act.

      (M)   EFFECTIVENESS OF LEASE

      The submission of this lease for examination does not constitute a reservation of, or option for, the demised premises, and this lease becomes effective as a lease only upon execution and unconditional delivery thereof by both Landlord and Tenant.

      (N)   HAZARDOUS MATERIALS

      Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by the applicable permits, or by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Lot any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Landlord acknowledges that Tenant may have hazardous materials present in the warehouse space, provided, however, if any permit or license is required therefor, Tenant shall first obtain Landlord's consent thereto. Tenant shall obtain and maintain all proper permits required by applicable law or ordinance for the storage and use of hazardous materials, and Tenant shall furnish evidence of same upon request. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, and if such testing reveals that Tenant is responsible for any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional rent if such requirement applies to the demised premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's reasonable request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the demised premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this lease from any release of hazardous materials on the demised premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the term of this lease.

      (O)   DELAYS

      In any case where either party hereto is required to do any act (other than make a payment of money), delays caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations or other causes beyond such party's reasonable control (other than such party's financial condition) shall not be counted in determining the time during which such act shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time". In any case where work is to be paid for out of insurance proceeds or condemnation awards, due allowance shall be made, both to the party required to perform such work and to the party required to make such payment, for delays in the collection of such proceeds and awards. The foregoing shall not however, extend the period of restoration following any fire or other casualty

                                   ARTICLE XI
                                SECURITY DEPOSIT

      11. Landlord acknowledges that it has received from Tenant the Security Deposit, as security for the payment of rents and the performance and observance of the agreements and conditions in this lease contained on the part of Tenant to be performed and observed. In the event of any default or defaults in such payment, performance or observance Landlord may apply said sum or any part thereof toward the curing of any such default or defaults and/or toward compensating Landlord for any loss or damage arising from any such default or defaults. Upon the yielding up of the demised premises at the expiration or other termination of the Term, if Tenant shall not then be in default or otherwise liable to Landlord, said sum or the unapplied balance thereof shall be returned to Tenant. It is understood and agreed that Landlord shall always have the right to apply said sum, or any part thereof, as aforesaid in the event of any such default or defaults, without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying said sum or any part thereof. Landlord agrees that it shall place said sum in an interest bearing account of Landlord's choosing and all interest payable on said sum or any part thereof shall accrue for the benefit of Tenant. Tenant shall pay all taxes payable on said interest. If Landlord shall apply said sum or any part thereof as aforesaid, Tenant shall upon demand pay to Landlord the amount so applied by Landlord, to restore the security to its original amount. Whenever the holder of Landlord's interest in this lease, whether it be the Landlord named in this lease or any transferee of said Landlord, immediate or remote, shall transfer its interest in this lease, said holder shall turn over to its transferee said sum or the unapplied balance thereof, and thereafter such holder shall be released from any and all liability to Tenant with respect to said sum or its application or return, it being understood that Tenant shall thereafter look only to such transferee with respect to said sum, its application and return. The holder of any mortgage upon property which includes the demised premises shall never be responsible to Tenant for said sum or its application or return unless said sum shall actually have been received in hand by such holder.

                                   ARTICLE XII
                                  MODIFICATION

      12. In the event that any holder or prospective holder of any mortgage which includes the demised premises as part of the mortgaged premises, shall request any modification of any of the provisions of this lease, other than a provision directly related to the rents payable hereunder, the duration of the term hereof, or the size, use or location of the demised premises, or any of Tenant's other material rights under this lease, Tenant agrees that Tenant will enter into an amendment of this lease containing each such modification so requested.

                                  ARTICLE XIII
                                     OPTION

13.   (A)   OPTION TERM

      Tenant shall have the right, at its election, to extend the Original Term of this lease for either the warehouse space, or the office space, or both, for an additional period of five (5) years commencing upon the expiration of the Original Term, provided that Landlord shall receive written notice from Tenant of the exercise of its election at least nine (9) months prior to the expiration of the Original Term and provided further that Tenant shall not be in default beyond any applicable cure period at the time of Landlord's receipt of such notice in the performance or observance of any of the terms and agreements in this lease contained on the part of Tenant to be performed or observed. Prior to the exercise by Tenant of said election to extend the Original Term, the expression "the Term of this lease" or any equivalent expression shall mean the Original Term; after the exercise by Tenant of the aforesaid election, the expression the "Term" or "the Term of this lease" or any equivalent expression shall mean the Original Term as extended. Except as expressly otherwise provided in this lease, all the agreements and conditions in this lease contained shall apply to the additional period to which the Original Term shall be extended as aforesaid. If Landlord shall receive notice of the exercise of the election in the manner and within the time provided aforesaid, the Original Term shall be extended upon the receipt of the notice without the requirement of any action on the part of Landlord.

      (B)   OPTION RENT

      During the additional period for which the Original Term of this lease may be extended as set forth in Section (A) above, the Fixed Rent payable hereunder shall be adjusted so as to equal the greater of (a) the Fixed Rent payable immediately prior thereto for the warehouse space, or the office space, or both, as the case may be, or (b) the annual fair market rental value (the "Market Value Rent") of the warehouse space, or the office space, or both, as the case may be, as mutually determined by Landlord and Tenant through the process of negotiation. Notwithstanding anything to the contrary contained herein, however, if for any reason whatsoever Landlord and Tenant shall not agree in writing upon the Market Value Rent for said additional period not later than six (6) months prior to the commencement thereof, then Landlord and Tenant each shall give notice (the "Determination Notice") to the other setting forth their respective determinations of the Market Value Rent, and, subject to the provisions set forth below, either party may apply to the American Arbitration Association or any successor thereto for the designation of an arbitrator to render a final determination of the Market Value Rent. The arbitrator shall be a licensed MAI real estate appraiser who shall have at least seven (7) years' continuous experience in the business of appraising commercial real estate in Boston, Massachusetts. The arbitrator shall conduct such research and study as the arbitrator shall deem appropriate and shall, within thirty (30) days after having been appointed, choose one of the determinations set forth in either Landlord's or Tenant's Determination Notice, and that choice by the arbitrator shall be binding upon Landlord and Tenant. Each party shall pay its own counsel and other advisors' fees and expenses, if any, in connection with the process set forth in Article XIII, and the parties shall share equally all other expenses and fees of any such arbitrator. The determination rendered in accordance with the provisions of this paragraph shall be final and binding in fixing the Market Value Rent. Notwithstanding the foregoing, in the event that the determination of the Market Value Rent set forth in the Landlord's and Tenant's Determination Notices shall differ by less than five percent (5%) of the smaller of Landlord's or Tenant's determination thereof, then the Market Value Rent shall not be determined by arbitration, but shall instead be set by taking the average of the determinations set forth in Landlord's and Tenant's Determination Notices. Furthermore, if either party shall fail to send its Determination Notice to the other party prior to the expiration of ten (10) days after receiving the other party's Determination Notice, the Market Value Rent shall be conclusively deemed to be the determination thereof set forth in the Determination Notice which was provided first. If for any reason the Market Value Rent shall not have been determined prior to the commencement of said additional period, then, until the Market Value Rent shall have been finally determined, the Fixed Rent payable hereunder shall be the amount set forth in clause (a) above. Upon final determination of the Market Value Rent, an appropriate adjustment to the Fixed Rent shall be made, if necessary, reflecting such final determination, and Tenant shall promptly pay to the Landlord any deficiency in the payment of Fixed Rent from the commencement of said additional period to the date of such final determination.

      EXECUTED as a sealed instrument in two or more counterparts as of the day and year first above written.

                                   LANDLORD:

                                   HOOD BUSINESS PARK LLC
                                   BY: CATAMOUNT RUTHERFORD LLC
                                       ITS MANAGER

                                   /s/ Stephen J. Kaneb
                                   ------------------------------
                                   Stephen J. Kaneb, Manager


                                   TENANT:

                                   HARVARDNET INC.

                                   /s/ William Southworth
                                   -------------------------------
                                    William Southworth, President

                                   /s/ William Southworth
                                   -------------------------------
                                    William Southworth, Treasurer


                                           (Corporate Seal)

                                    EXHIBIT A

                      PLAN SHOWING LOCATION OF THE BUILDING

                                    EXHIBIT B

LANDLORD'S REQUIRED WORK IN WAREHOUSE SPACE


      (i)   Broom clean;
      (ii)  Floor painted;
      (iii) Fully air conditioned to warehouse standards; and
      (iv)  One wall to enclose the loading bay doors.


                    LANDLORD'S REQUIRED WORK IN OFFICE SPACE

            Entry way to be brick pavers.

            A plan layout is attached as Exhibit B-1.

                                    EXHIBIT C

                              INTENTIONALLY OMITTED

                                    EXHIBIT D

                               LANDLORD'S SERVICES

      Landlord shall cause the parking areas and driveways of the Lot to be kept reasonably free and clear of snow, ice and refuse and shall cause the landscaped areas (if any) of the Lot to be maintained in a reasonably attractive appearance. Landlord shall also cause the parking areas of the Lot to be kept lighted during hours of darkness to the extent reasonably required for the business operations conducted upon the Lot.

      Landlord shall provide to the Building hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes. Landlord shall also provide to the Building elevators for the use of all tenants and the general public. Programming of elevators (including, but not limited to, service elevators) shall be as Landlord from time to time determines. Landlord shall cause the common lobbies, corridors, stairways and lavatories within the Building to be kept reasonably neat and clean and lighted to the extent required by the business operations conducted within the Building. Landlord shall also cause the common areas of the Building to be heated and air conditioned during the heating and air conditioning seasons in a manner consistent with applicable law and customary practice in Boston, Massachusetts. Landlord shall also provide central ventilating and air conditioning ("HVAC") service to the office portion of the demised premises which shall include air conditioning in the cooling season, and tempered air during the heating season. Tenant shall pay for all electricity consumed in the warehouse space and office space as separately metered, and Tenant shall pay for reheating the tempered air in the VAV system. Finally, Landlord shall provide janitorial service for the office space comprising part of the demised premises. Subject to the provisions of Section
(O) of Article X, Landlord agrees that throughout the Term, Tenant shall have access to the demised premises, twenty four (24) hours a day, seven (7) days a week and fifty two (52) weeks a year. Tenant shall be responsible for cleaning and maintaining the warehouse space comprising part of the demised premises with a contractor selected by Tenant. Landlord shall provide security for the Lot 24 hours/day..

                                    EXHIBIT E

                              RULES AND REGULATIONS

      1. The sidewalks, paved and/or landscaped areas shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the demised premises. No merchandise, boxes or pallets may be stored by Tenant outside of the demised premises and no cars, trucks or trailers may be parked on the Lot overnight without the prior written consent of Landlord.

      2. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the demised premises or Building so as to be visible from outside the demised premises without the prior written consent of Landlord. In the event of the violation of this paragraph, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant, as additional rent.

      3. No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the demised premises or any outside wall of the Building without the prior written consent of Landlord. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

      4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids, chemicals, process water, cooling water or like substances shall be deposited therein. Said plumbing fixtures and the plumbing system of the Building shall be used only for the discharge of so-called sanitary waste. All damage resulting from any misuse of said fixtures and/or plumbing system by Tenant or anyone claiming under Tenant shall be borne by Tenant.

      5. Tenant must, upon the termination of its tenancy, return to Landlord all locks, cylinders and keys to the demised premises and any offices therein.

      6. Tenant shall, at Tenant's expense, provide artificial light and electric current for the employees of Landlord and/or Landlord's contractors while making repairs or alterations in the demised premises.

      7. Tenant shall not make, or permit to be made, any unseemly or disturbing odors or noises or disturb or interfere with occupants of the Building or those having business with them, whether by use of any musical instrument, radio, machine, or in any other way.

      8. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

      9. Tenant shall keep the demised premises free at all times of pests, rodents and other vermin, and at the end of each business day Tenant shall place for collection in the place or places provided therefor all trash and rubbish then in the demised premises.

      10. Landlord reserves the right to rescind, alter, waive and/or establish any rules and regulations, which, in its judgment, are necessary, desirable or proper for its best interests and the best interests of the occupants of the Building.

      11. All of the work done by Tenant shall be done by such contractors, labor and means so that, as far as may be possible, all work on the Property, whether by Landlord or Tenant, shall be done without interruption on account of strikes, work stoppages or similar causes of delay.

      12. The buildings of Hood Business Park are smoke free buildings, and Tenant shall cause its employees and invitees who smoke to restrict such smoking to areas designated as "smoking areas" by Landlord from time to time.

                                    EXHIBIT F

                            LEGAL DESCRIPTION OF LOT